Exhibit 1.01

Conflict Minerals Report

Napco Security Technologies, Inc.

2017 Calendar Year

Overview

Napco Security Technologies, Inc., headquartered in Amityville, N.Y. was incorporated in Delaware in 1971. “The Company,” "Napco,” "we," "our" and "us" are used interchangeably to refer to Napco Security Technologies, Inc. and its subsidiaries.

The Company is a diversified manufacturer of security products, encompassing electronic door-locking devices, intrusion and fire alarms and building access control systems. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment.

This report for the year ended December 31, 2017 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as defined in Item 1.01(d)(3) of the Form SD, “Conflict Minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on certain SEC reporting companies whose manufactured products contain Conflict Minerals.

Part I. Due Diligence

Design of Conflict Minerals Program

The Company has integrated into its supply chain management programs the Organization for Economic Co-operation and Development five-step framework for risk-based due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas.

Description of Due Diligence Measures Performed

Below is a description of the measures performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products which we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:

•	Compared any smelters or refiners which were included in the supplier responses from our survey to the list of smelters and refiners maintained by the CFSI (conflict-free sourcing initiative). Appendix A contains a list of these smelters and refiners as well as the certification status as reported by the CFSI.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared smelters and refiners identified by surveyed suppliers against the list of facilities that have received a “conflict-free” designation from the CFSP (conflict-free smelter program).

•	Napco provided 4 progress reports to Napco’s Senior Vice President of Operations and Finance. These progress reports summarized the status of the applicable conflict minerals program.

Results of our Due Diligence Efforts

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, as well as the smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Results of Reasonable Country of Origin Inquiry Efforts

Based on the survey responses received, we have identified 147 smelters and refiners that are certified conflict-free. The remaining 1 is not yet confirmed as conflict-free. We have determined that this one facility is low-risk based primarily on their country of origin. Based on the surveys provided and diligence efforts that were completed, we do not have sufficient information to conclusively determine all smelters and refiners or countries of origin of the conflict minerals. However, we have not obtained any supplier responses that indicate sourcing from conflict mines.

Future Due Diligence Measures

•	We are continuing to develop a risk mitigation response plan to address business relationships with suppliers that are not DRC conflict free (as defined in Item 1.01(d)(4) of Form SD), which mitigation may include identifying an alternate supply. Our program will include continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

•	We will continue to assess and update future due diligence activities, including our efforts to determine smelter and mine locations, transit routes, and countries of origin. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Part II. Product Description

For this reporting period, we identified the following products which we manufactured or purchased from others for resale that may contain necessary conflict minerals (defined as any tantalum, tin, tungsten or gold that is necessary to the functionality or production of our products):

Access Control Systems. Various types of identification readers (e.g. card readers, hand scanners), control panels, PC-based computers and electronically activated door-locking devices.

Door Security Products. Various metal door locking devices including microprocessor-based electronic door locks with push button, card reader and bio-metric operation, door alarms, mechanical door locks and simple dead bolt locks.

Intrusion and Fire Alarm Systems. Various detectors, control panels, digital keypads and signaling equipment.

Video Surveillance Systems. Video cameras, control panels, video monitors and recording devices.

Appendix A lists the facilities identified to us by our suppliers that were used to process the associated minerals that were used in manufacturing the component parts that we use in assembling our products.

This report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Appendix A:

The following smelters and refiners were reports by our suppliers as being in their supply chains and, therefore, potentially in ours. Some suppliers responded at the company level, therefore some of the smelters or refiners listed below may not be related to the products that we source from these suppliers. The certification status of each smelter and refiner as indicated by the Conflict-Free Sourcing Initiative is contained in column four.

Metal	Smelter/Refiner Name	Facility Location	Conflict Free Status
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	Yes
Gold	Asahi Pretec Corp.	JAPAN	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Yes
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Materion	UNITED STATES OF AMERICA	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes

Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	PAMP S.A.	SWITZERLAND	Yes
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Yes
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Yes
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Yes
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	NPM Silmet AS	ESTONIA	Yes
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Yes
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tin	Alpha	UNITED STATES OF AMERICA	Yes

Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Yes
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Elmet S.L.U.	SPAIN	Yes
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Yes
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	Yes
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineracao Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Yes
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Yes
Tin	Yunnan Tin Company Limited	CHINA	Yes
Tin	Yunnan Tin Company, Ltd.	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Yes
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Yes
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Yes
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes